EXHIBIT 99.1

NeuroMetrix, Inc. Reports Total Revenues of $15.3 Million for the Third Quarter of 2006, 68% Growth over Third Quarter of 2005; GAAP Net Income of $2.4 Million, Non-GAAP Adjusted Net Income of $3.0 Million

WALTHAM, Mass.—(BUSINESS WIRE)—October 26, 2006—NeuroMetrix, Inc. (Nasdaq: NURO), a medical device company focused on the design, development and sale of proprietary products used to help physicians diagnose neuropathies, or diseases of the nerves, announced today the financial results for the three and nine month periods ended September 30, 2006.

Total revenues for the three months ended September 30, 2006, the Company’s third quarter, were $15.3 million, compared with $9.1 million for the third quarter of 2005, representing an increase of 68%.  During the three month periods ended September 30, 2006 and 2005, 86% and 88% of revenues, respectively, were derived from biosensor sales and 14% and 12% of revenues, respectively, were derived from diagnostic device sales.

Total revenues for the nine months ended September 30, 2006, were $41.1 million, compared with $24.0 million for the nine months ended September 30, 2005, representing an increase of 71%.  During the nine month periods ended September 30, 2006 and 2005, 86% and 88% of revenues, respectively, were derived from biosensor sales and 14% and 12% of revenues, respectively, were derived from diagnostic device sales.

The gross margin percentage for the third quarter of 2006 was 75.5% of revenues compared with 74.6% of revenues for the third quarter of 2005.  In the third quarter of 2006, the gross margin percentage for biosensors was 74.0% of revenues compared with 74.5% of revenues in the third quarter of 2005.  The gross margin percentage for diagnostic devices was 84.6% of revenues for the third quarter of 2006, compared with 75.2% of revenues for the third quarter of 2005.

The gross margin percentage for the nine months ended September 30, 2006 was 75.7% of revenues compared with 74.0% of revenues for the nine months ended September 30, 2005.  The gross margin percentage for biosensors was 74.6% for the nine months ended September 30, 2006 compared with 74.1% for the same period in 2005.  The gross margin percentage for diagnostic devices was 82.4% for the nine months ended September 30, 2006, compared with 73.8% for the same period in 2005.

Net income calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) for the third quarter of 2006 was $2,413,600, compared with $769,300 for the third quarter of 2005, including stock-based compensation expense of $635,200 and $111,600 for the third quarter of 2006 and 2005, respectively.  The large increase in stock-based compensation expense was due to the adoption of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) in 2006.  Excluding stock-based compensation expense, non-GAAP adjusted net income for the third quarter of 2006 was $3,048,900, compared with $880,900 for the third quarter of 2005.

Net income calculated in accordance with GAAP for the nine months ended September 30, 2006 was $4,091,700, compared with $132,800 for the same period in 2005, including stock-based compensation expense of $1,999,200 and $259,500 for the nine months ended September 30, 2006 and 2005, respectively.  Excluding stock-based compensation expense, non-GAAP adjusted net income for the nine months ended September 30, 2006 was $6,090,900, compared with $392,300 for the same period in 2005.

Basic and diluted net income per share was $0.19 and $0.18, respectively, for the three months ended September 30, 2006, compared with $0.06 for the three months ended September 30, 2005.  The basic and diluted net income per share for the three months ended September 30, 2006 and 2005 included stock-based compensation expense of $635,200 and $111,600, respectively.  Excluding stock-based compensation expense, non-GAAP adjusted diluted net income per share was $0.23 for the three months ended September 30, 2006, compared with $0.07 for the same period in 2005.

Basic and diluted net income per share was $0.33 and $0.31, respectively, for the nine months ended September 30, 2006, compared with $.01 for the nine months ended September 30, 2005.  The basic and diluted net income per share for the nine months ended September 30, 2006 and 2005 included stock-based compensation expense of $1,999,200 and $259,500, respectively.  Excluding stock-based compensation expense, non-GAAP adjusted diluted net income per share was $0.46 for the nine months ended September 30, 2006, compared with $0.03 for the same period in 2005.

The following table contains a reconciliation of non-GAAP net income, adjusted to exclude stock-based compensation expense, to GAAP net income and non-GAAP diluted net income per share, adjusted to exclude stock-based compensation expense, to GAAP diluted net income per share, during the three and nine month periods ended September 30, 2006 and 2005.

	Three Months Ended September 30,
	2006	2005
Net income reconciliation:

Net income, as reported in accordance with GAAP	$2,413,600	$769,300
Stock-based compensation expense	635,300	111,600
Non-GAAP adjusted net income	$3,048,900	$880,900

Diluted net income per common share reconciliation:

Net income per common share, diluted, as reported in accordance with GAAP	$0.18	$0.06
Stock-based compensation expense	0.05	0.01
Non-GAAP adjusted net income per common share, diluted	$0.23	$0.07

	Nine Months Ended September 30,
	2006	2005
Net income reconciliation:

Net income, as reported in accordance with GAAP	$4,091,700	$132,800
Stock-based compensation expense	1,999,200	259,500
Non-GAAP adjusted net income	$6,090,900	$392,300

Diluted net income per common share reconciliation:

Net income per common share, diluted, as reported in accordance with GAAP	$0.31	$0.01
Stock-based compensation expense	0.15	0.02
Non-GAAP adjusted net income per common share, diluted	$0.46	$0.03

Cash and cash equivalents and short-term investments totaled $38.1 million as of September 30, 2006, compared with $32.3 million as of December 31, 2005.

Shai N. Gozani, M.D., Ph.D., NeuroMetrix's President & CEO commented, "During the third quarter of 2006, we posted top line growth of 68% on a year over year basis due to continued strong demand from our existing customers and due to expansion of our customer base using the NC-stat neuropathy diagnostic solution.  We continued to see strong penetration into the primary care and internal medicine market, which now represents 76% of total biosensor usage.  We experienced an increase of 92% in biosensor usage on a year-over-year basis by primary care and internal medicine physicians in the third quarter of 2006.  We expanded our overall active customer count to a total of 4,518 physician practices and clinics as of the end of the third quarter of 2006, compared with 2,969 at the end of the third quarter of 2005.  A total of 302,200 biosensors were used by our customers during the third quarter of 2006, an increase of 61% over the 187,900 biosensors used by our customers in the third quarter of 2005.”

Dr Gozani continued:  “We were also able to further demonstrate leverage of our sales and marketing and other areas of the company in the third quarter of 2006 by expanding our operating margins and improving our bottom line results.   Our net income improved to nearly 16% of revenue during the third quarter.  We generated positive cash flows from operations of $3.3 million during the quarter.  We are very pleased with these results."

Dr Gozani further commented, “During the third quarter of 2006 we received an additional 510(k) clearance from the FDA with even broader intended use language and had an important peer-reviewed article published in Diabetes Care demonstrating the equivalence of the NC-stat to nerve conduction testing by an academic neurology laboratory in patients with diabetes.”

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 10:00 a.m. Eastern time on Thursday, October 26, 2006 to discuss the Company’s financial results for the three month period ending September 30, 2006. In addition, the Company may answer questions concerning business and financial developments and trends, and other business and financial matters affecting the Company.  The conference call may be accessed in the United States by dialing 1-866-383-8108 and using the confirmation code 11826483.  Internationally, the conference call may be accessed by dialing 617-597-5343, and using the same confirmation code. The webcast, along with the earnings press release and accompanying condensed financial statements, will be accessible from the Company’s website at www.neurometrix.com under the “Investors” tab and a replay of the webcast will be available on the Company’s website for twelve months.  A replay of the conference call will be available starting two hours after the call by dialing 1-888-286-8010, domestically and 1-617-801-6888, internationally. The confirmation code to access the replay is 17640044.  The replay will be available for three months following the conference call.

Non-GAAP Information

In addition to disclosing results calculated in accordance with GAAP, the Company has also disclosed non-GAAP financial results that exclude stock-based compensation expense calculated under the requirements of SFAS 123R and under certain additional accounting pronouncements.  Management believes that these non-GAAP financial results provide useful information to investors regarding the financial performance of the Company and management believes that this non-GAAP financial information facilitates comparisons with historical financial results.  Management uses these non-GAAP financial results for purposes of managing the business, planning, forecasting, determining compensation, for comparative purposes when assessing results versus peer companies and for other purposes.  Given the importance of these non-GAAP financial results to the Company, the Company has disclosed this information to investors to facilitate an assessment of financial performance on the same basis as that applied by management.  The Company feels that it is important for investors to understand the Company’s financial results with and without the impact of the non-cash stock-based compensation expense resulting from the grant of stock options and other equity awards.

Non-GAAP information should not be viewed as a substitute for GAAP information.  Investors and other users of the Company’s financial statements should consider all information, including stock-based compensation expense, when assessing the Company’s financial performance.  A reconciliation of GAAP to non-GAAP financial results has been included in tabular form in this press release.

About NeuroMetrix

NeuroMetrix is a medical device company establishing a new standard of care through the design, development and sale of proprietary products used to help physicians diagnose neuropathies. Neuropathies are diseases of the peripheral nerves and parts of the spine that frequently are caused by or associated with diabetes, low back and leg pain and carpal tunnel syndrome, as well as other clinical disorders.  These clinical indications affect millions of patients in the United States. The NC-stat System, the Company’s neuropathy diagnostic system, has been on the market since May 1999 and is presently used in over 4,500 physician’s offices and clinics in the United States. The Company holds issued utility patents covering a number of important aspects of the NC-stat System.

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s or its management’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with: dependence on the NC- stat System and its components; the Company’s ability to increase its customer base and expand the market for its products; the ability to manage growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to the Company’s customers for procedures performed using the NC-stat System; compliance with applicable quality control and manufacturing standards; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to the Company’s products; effectiveness of the Company’s products compared to other medical device products; protection of the Company’s intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; the potential violation of federal or state laws prohibiting “kickbacks” and false and fraudulent claims or adverse affects of challenges to or investigations into the Company’s practices under these laws; product liability lawsuits that may be brought against the Company; competition; dependence upon computer and communication infrastructure utilized by the Company’s products; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to the Company’s products; the Company’s capital and financing needs; and any failure of the Company to successfully integrate acquired businesses. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT: NeuroMetrix, Inc.
Bradford Smith, 781-314-2741
Chief Financial Officer
neurometrix.ir@neurometrix.com
SOURCE: NeuroMetrix, Inc.

NeuroMetrix, Inc.
Condensed Statement of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Revenues:
Diagnostic device	$2,203,706	$1,133,378	$5,678,737	$2,906,291
Biosensor	13,057,545	7,976,058	35,375,839	21,060,415

Total revenues	15,261,251	9,109,436	41,054,576	23,966,706

Cost of revenues	3,735,952	2,317,841	9,993,331	6,225,630

Gross margin	11,525,299	6,791,595	31,061,245	17,741,076

Operating expenses:
Research and development (1)	1,288,151	929,905	3,815,304	2,863,179
Sales and marketing (1)	5,666,314	3,489,091	16,342,882	10,228,241
General and administrative (1)	2,526,281	1,821,878	7,772,302	5,094,398

Total operating expenses	9,480,746	6,240,874	27,930,488	18,185,818

Income (loss) from operations	2,044,553	550,721	3,130,757	(444,742)

Interest income	435,977	218,544	1,101,911	579,591
Interest expense	—	—	—	(2,042)

Income before provision for income taxes	2,480,530	769,265	4,232,668	132,807
Provision for income taxes	66,900	—	141,000	—

Net income	2,413,630	769,265	4,091,668	132,807

Net income per common share:
Basic	$0.19	$0.06	$0.33	$0.01
Diluted	$0.18	$0.06	$0.31	$0.01

Weighted average shares used to compute net income per common share
Basic	12,539,709	12,187,835	12,477,152	12,105,992
Diluted	13,095,430	13,103,158	13,126,593	12,880,666

(1)             Stock-based compensation expense included in these amounts is as follows:

Research and development	$57,741	$19,162	353,459	$58,204
Sales and marketing	224,092	67,825	615,147	137,595
General and administrative	353,399	24,629	1,030,607	63,708

Total stock-based compensation expense	$635,232	$111,616	1,999,213	$259,507

NeuroMetrix, Inc.
Condensed Balance Sheets
(Unaudited)

	September 30, 2006	December 31, 2005

Assets
Current assets:

Cash and cash equivalents	$6,567,007	$8,170,037
Short-term held-to-maturity investments	31,569,544	24,081,946
Accounts receivable, net	7,785,011	4,543,339
Inventories, net	2,818,133	2,683,409
Prepaid expenses and other current assets	741,839	614,169
Current portion of deferred costs	316,746	223,009

Total current assets	49,798,280	40,315,909

Restricted cash	1,458,598	1,458,598
Fixed assets, net	999,256	875,551
Deferred costs	335,708	247,013

Total assets	$52,591,842	$42,897,071

Liabilities and Stockholders’ Equity
Current liabilities:

Accounts payable	$1,864,200	$1,698,583
Accrued expenses	4,372,869	3,173,549
Current portion of deferred revenue	1,165,745	760,613

Total current liabilities	7,402,814	5,632,745

Deferred revenue	1,267,788	885,354
Other long-term liabilities	87,273	130,909

Total liabilities	8,757,875	6,649,008

Stockholders’ equity
Common stock	1,258	1,238
Additional paid-in capital	96,467,661	93,212,368
Deferred compensation	(186,700)	(425,623)
Accumulated deficit	(52,448,252)	(56,539,920)

Total stockholders’ equity	43,833,967	36,248,063

Total liabilities and stockholders’ equity	$52,591,842	$42,897,071